UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2014

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

 On November 1, 2014, Agilent Technologies, Inc. (“Agilent”) completed the previously announced distribution of one hundred percent (100%) of the outstanding common stock of Keysight Technologies, Inc. (“Keysight”) to Agilent’s shareholders (the “Distribution”). Keysight was formed to hold Agilent’s electronic measurement business and, as a result of the Distribution, is now an independent public company trading under the symbol “KEYS” on the New York Stock Exchange. The Distribution was made to Agilent’s shareholders of record as of the close of business on October 22, 2014 (the “Record Date”), who received one share of Keysight common stock for every two shares of Agilent common stock held as of the close of business on the Record Date.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information. The unaudited pro forma consolidated financial information of Agilent giving effect to the Distribution, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.1.

(d) Exhibits

The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description
99.1	Unaudited pro forma consolidated financial information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: November 3, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma consolidated financial information

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